Exhibit 8

Cover

Document submitted:	Revised Report to the Quarterly Securities Report

Pursuant to:	Article 24-4(7), paragraph (4) of the Financial Instruments and Exchange Act

Submitted to:	Director-General of the Kanto Local Finance Bureau

Date of submission:	August 18, 2009

Period for Quarterly Financial Report:	First quarter of the 38th term (for the three months ended June 30, 2009)

Company Name (Japanese):	Kabushikigaiha Takara Re-ben

English name:	Takara Leben CO., LTD.

Name and Title of the Representative:	Yoshio Murayama, President and Representative Director

Place of Head Office:	2-6-1, Nishi-Shinjuku, Shinjuku-ku, Tokyo

Telephone Number:	03-5324-8720

Contact:	Tomoya Kitagawa, Office Manager, Marketing Planning Office

Place of Contact:	2-6-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo

Telephone Number:	03-5324-8720

Contact:	Kazuichi Shimada, Vice President, Chief Director of General Planning, Manager of Business Planning Office and Representative Director

Place of Contact:	2-6-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo

Telephone Number:	03-5324-8720

Contact:	Kazuichi Shimada, Vice President, Chief Director of General Planning, Manager of Business Planning Office and Representative Director

Place of General Inspection:	Tokyo Stock Exchange, Inc. (2-1, Nihonbashi Kabutocho, Chuo-ku, Tokyo)

1. Reason for submitting the revised report to the Quarterly Securities Report

With respect to the table of contents in the “Audit Report” of EDINET screen for the document attached to the Quarterly Securities Report for the First quarterly period of the 28th fiscal year term (for the three months ended June 30, 2009) submitted on August 7, 2009, we indicated “Quarterly Review Report with respect to the Quarterly Financial Statements for the previous fiscal year” where we should have indicated “Quarterly Review Report with respect to the Consolidated Quarterly Financial Statements for the previous fiscal year,” and we indicated “Quarterly Review Report with respect to the Quarterly Financial Statements for the current fiscal year” where we should have indicated “Quarterly Review Report with respect to the Consolidated Quarterly Financial Statements for the current fiscal year.” For the above reason, we hereby submit this Revised Report to the Quarterly Securities Report.

2. Items to be corrected

Indications of “Quarterly Review Report with respect to the Quarterly Financial Statements for the previous fiscal year” and “Quarterly Review Report with respect to the Quarterly Financial Statements for the current fiscal year” within the table of contents in the “Audit Report” of EDINET screen.

3. Corrections

Items revised are marked with                (underlines).

(1)	Before revision:	Quarterly Review Report with respect to the Quarterly Financial Statements for the previous fiscal year
	After revision:	Quarterly Review Report with respect to the Consolidated Quarterly Financial Statements for the previous fiscal year

(2)	Before revision:	QuarterlyReview Report with respect to the Quarterly Financial Statements for the current fiscal year
	After revision:	Quarterly Review Report with respect to the Consolidated Quarterly Financial Statements for the current fiscal year